                                                                    EXHIBIT (99)



                      GENESCO EMPLOYEE STOCK PURCHASE PLAN

                      Financial Statements

                      January 29, 2000 and January 30, 1999

         March 17, 2000


         To the Participants and Administrator
         of the Genesco Employee Stock Purchase Plan


                        Report of Independent Accountants


         In our opinion, the accompanying statement of financial condition and the related statement of changes in plan equity present fairly, in all material respects, the financial condition of the Genesco Employee Stock Purchase Plan (the "Plan") at January 29, 2000 and January 30, 1999, and the changes in plan equity for each of the three years in the period ended January 29, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



         /s/ PricewaterhouseCoopers LLP

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                        Statement of Financial Condition

                                                                               JANUARY 29,            JANUARY 30,
           ASSETS                                                                     2000                   1999
           ------------------------------------------------------------------------------------------------------
           Due from Genesco Inc.                                                  $209,817               $212,836
           ------------------------------------------------------------------------------------------------------
           TOTAL ASSETS                                                           $209,817               $212,836
           ======================================================================================================

           LIABILITIES AND PLAN EQUITY
           Payable to withdrawn participants                                      $  1,506               $  9,281
           Plan equity                                                             208,311                203,555
           ------------------------------------------------------------------------------------------------------
           TOTAL LIABILITIES AND PLAN EQUITY                                      $209,817               $212,836
           ======================================================================================================


         The accompanying Notes are an integral part of these Financial Statements.

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                       Statement of Changes in Plan Equity

           --------------------------------------------------------------------------------------------------------
                                                                             FOR THE YEAR ENDED
                                                              -----------------------------------------------------
                                                              JANUARY 29,         JANUARY 30,           JANUARY 31,
                                                                     2000                1999                  1998
           --------------------------------------------------------------------------------------------------------
           Employee contributions                              $  576,081          $  586,814            $  629,482
           Options exercised                                     (539,494)           (493,630)             (565,719)
           Distributions to withdrawn participants                (31,831)           (118,157)              (51,880)
           --------------------------------------------------------------------------------------------------------
           Net increase (decrease) in plan equity                   4,756             (24,973)               11,883
           Plan equity at beginning of period                     203,555             228,528               216,645
           --------------------------------------------------------------------------------------------------------
           PLAN EQUITY AT END OF PERIOD                        $  208,311          $  203,555            $  228,528
           ========================================================================================================




         The accompanying Notes are an integral part of these Financial Statements.

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                          Notes to Financial Statements


NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The records of the Genesco Employee Stock Purchase Plan (the "Plan") are maintained on the accrual basis of accounting.

All expenses incurred in administration of the Plan are paid by Genesco Inc. (the "Company") and are excluded from these financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

NOTE 2
THE PLAN

BACKGROUND AND SUMMARY
The following description of the Plan provides only general information. Participants should refer to the Plan prospectus for a more complete description of the Plan's provisions.

The Plan became effective October 1, 1995 to advance the interests of the Company and its shareholders by attracting and retaining qualified employees and by encouraging them to identify with shareholder interests through the acquisition of shares of the Company's common stock.

ELIGIBILITY
Each employee whose total annual base salary is less than $100,000 and whose customary employment is greater that 20 hours per week and greater than five months per year is eligible to participate in the Plan if the employee has been employed by the Company for at least six months prior to the grant date. The Plan excludes statutory insiders and five percent shareholders.

CONTRIBUTIONS
Contributions to the Plan are solely from participating employees of the Company who, through after-tax payroll deductions, may use their contributions to purchase common stock of the Company at the end of a one-year option period. The maximum number of shares available to any participant is the lesser of 2,000 a year or that number of shares equal to $10,000 divided by the closing market price of the common stock on the grant date or the exercise date. The maximum contribution is the lesser of $8,500 a year or 15% of the participant's base pay as of October 1. The minimum contribution is $250 per participant per year. Shares will be purchased September 30 of the year following the October 1 grant date with the initial grant date being October 1, 1995.

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                          Notes to Financial Statements


NOTE 2
THE PLAN, CONTINUED

An option enables the participant to purchase shares of the Company's common stock at the lesser of 85% of the market value on the grant date or the exercise date. Options are to be granted each year through and including October 1, 2004, unless the board of directors, at its discretion, determines in advance that no options are to be granted. The cumulative number of shares which may be purchased under the Plan is 1,000,000. The options granted and rights thereto may not be sold, assigned, pledged or otherwise transferred and may be exercised during the lifetime of the participant only by the participant.

PARTICIPANT ACCOUNTS
Periodically throughout the year, each participant is provided with statements reflecting the value of their account. Participant contributions are held by Genesco Inc., which has an unfunded and unsecured obligation to the Plan.

At the exercise date, the Company issues stock that is transferred to a brokerage firm and allocated among the participants according to the number of options exercised by each participant.

VESTING
Participants are 100% vested in the value of their account and may withdraw from the Plan at any time except during the period September 15 through September 30 which is the time that preparations are made for the issuance of the stock each year.

If a participant is terminated for any reason other than retirement or death, the participant's involvement in the Plan and any unexercised options automatically terminate, and the participant will receive the account balance in cash.

TERMINATION OF THE PLAN
The Company reserves the right to terminate the Plan at any time. In the event of Plan termination, the balance of each participant's account shall be paid in cash as soon as is reasonably practical.

PLAN ADMINISTRATOR
The Plan is to be administered by the compensation committee of the board of directors or another designee of the board of directors.

REGULATORY MATTERS
The Plan is intended to qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, no income will result for federal income tax purposes when an option is granted or exercised; however, income may result upon disposition of the stock.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                          Notes to Financial Statements


NOTE 3

           -------------------------------------------------------------------------------------------------------------------
                                                                                                     OPTION PERIOD
                                                                                           -----------------------------------
                                                                                           10/01/99     10/01/98      10/01/97
                                                                                              TO           TO            TO
           OPTIONS TO PURCHASE COMPANY STOCK                                     TOTAL     09/30/00     09/30/99      09/30/98
           -------------------------------------------------------------------------------------------------------------------
           Estimated options granted - October 1, 1997                          53,747          -0-          -0-        53,747
           Options exercised                                                       -0-          -0-          -0-           -0-
           Options withdrawn                                                    (1,793)         -0-          -0-        (1,793)
           -------------------------------------------------------------------------------------------------------------------
           Options outstanding, January 31, 1998                                51,954          -0-          -0-        51,954
           -------------------------------------------------------------------------------------------------------------------
           Estimated options granted - October 1, 1998                         143,852          -0-      143,852           -0-
           Additional options granted at exercise date                          71,369          -0-          -0-        71,369
           Options exercised                                                  (106,800)         -0-          -0-      (106,800)
           Options withdrawn                                                   (27,199)         -0-      (10,676)      (16,523)
           -------------------------------------------------------------------------------------------------------------------
           Options outstanding, January 30, 1999                               133,176          -0-      133,176           -0-
           -------------------------------------------------------------------------------------------------------------------
           Estimated options granted - October 1, 1999                          59,763       59,763          -0-           -0-
           Additional options granted at exercise date                           1,649          -0-        1,649           -0-
           Options exercised                                                  (122,362)         -0-     (122,362)          -0-
           Options withdrawn                                                   (13,245)        (782)     (12,463)          -0-
           -------------------------------------------------------------------------------------------------------------------
           Options outstanding, January 29, 2000                                58,981       58,981          -0-           -0-
           ===================================================================================================================

           The cumulative options exercised as of January 29, 2000 are 428,258.

                                                                                                     OPTION PERIOD
                                                                                           -----------------------------------
                                                                                           10/01/99     10/01/98      10/01/97
                                                                                              TO           TO            TO
                                                                                           09/30/00     09/30/99      09/30/98
                                                                                           -----------------------------------
           85% of fair market value of stock at date of grant                                $10.31        $4.41        $12.38
           Date of grant                                                                    10/1/99      10/1/98       10/1/97
           85% of fair market value of stock at date of exercise                                N/A       $10.63         $4.62
           Exercise date                                                                    9/30/00      9/30/99       9/30/98

           At the beginning of each option period, the Company estimates the number of options to be granted based on participant contributions and the current stock price. At the end of the option period, the Company grants options to each plan participant. In the event plan contributions, withdrawals or stock price are different than originally estimated, additional or fewer options may be granted at the end of the option period (exercise date).

                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                          Notes to Financial Statements


           NOTE 3, CONTINUED

           -------------------------------------------------------------------------------------------------------------------
                                                                                                     OPTION PERIOD
                                                                                           -----------------------------------
                                                                                           10/01/99     10/01/98      10/01/97
                                                                                              TO           TO            TO
           NUMBER OF PARTICIPANTS                                                TOTAL     09/30/00     09/30/99      09/30/98
           -------------------------------------------------------------------------------------------------------------------
           Enrollment - October 1, 1997                                            377          -0-          -0-           377
           Exercised options                                                       -0-          -0-          -0-           -0-
           Withdrawn                                                               (15)         -0-          -0-           (15)
           -------------------------------------------------------------------------------------------------------------------
           Active, January 31, 1998                                                362          -0-          -0-           362
           -------------------------------------------------------------------------------------------------------------------
           Enrollment - October 1, 1998                                            350          -0-          350           -0-
           Exercised options                                                      (268)         -0-          -0-          (268)
           Withdrawn                                                              (119)         -0-          (25)          (94)
           -------------------------------------------------------------------------------------------------------------------
           Active, January 30, 1999                                                325          -0-          325           -0-
           -------------------------------------------------------------------------------------------------------------------
           Enrollment - October 1, 1999                                            349          349          -0-           -0-
           Exercised options                                                      (287)         -0-         (287)          -0-
           Withdrawn                                                               (46)          (8)         (38)          -0-
           -------------------------------------------------------------------------------------------------------------------
           Active, January 29, 2000                                                341          341          -0-           -0-
           ===================================================================================================================